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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549




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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



    Date of Report (Date of earliest event reported)   September 10, 1998


                           MONARCH DENTAL CORPORATION

               (Exact Name of Registrant as Specified in Charter)



          Delaware                   0-22835                    51-0363560
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      (State or Other              (Commission                 (IRS Employer
       Jurisdiction                File Number)              Identification No.)
     of Incorporation)


             4201 Spring Valley Road, Suite 320, Dallas, Texas 75244
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               (Address of Principal Executive Offices) (Zip Code)



        Registrant's telephone number, including area code (972) 702-7446


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)



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Item 2. Acquisition or Disposition of Assets.

         On September 10, 1998, Monarch Dental Corporation (the "Company") acquired Valley Forge Dental Associates, Inc. ("Valley Forge"), a King of Prussia, Pennsylvania based dental practice management company, which operates 57 dental offices with 130 dentists. The acquisition was structured as a merger between a subsidiary of the Company and Valley Forge. The Company intends to continue to operate Valley Forge as a dental practice management company.

         In the acquisition, the Company issued 1,559,076 shares of the Company's common stock, par value $.01 per share, to the former stockholders of Valley Forge, and assumed approximately $42 million in debt and other related costs. The purchase price was determined by negotiations between the parties. The Company utilized its Credit Facility to repay certain of Valley Forge's indebtedness at closing.


Item 5. Other Events.

         In conjunction with the acquisition of Valley Forge, the Company renegotiated its Credit Facility with a bank syndicate. Under the new agreement, the Company's credit line increased to $75 million from $30 million.
The terms and conditions of the Credit Facility remained the same.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            (a)   Financial Statements of Business Acquired.

                  It is impracticable to file the financial statements required by Item 7(a) with the initial filing of this Report on Form 8-K. Such financial statements will be filed by amendment to this Report as soon as practicable and within 60 days after the required filing date for this Report.


            (b)   Pro Forma Financial Information.

                  It is impracticable to file the pro forma financial information required by Item 7(b) with the initial filing of this Report on Form 8-K. Such pro forma financial information will be filed by amendment to this Report as soon as practicable and within 60 days after the required filing date for this Report.

         (c)       Exhibits

                   2.1 Agreement and Plan of Merger, dated as of September 1, 1998, by and among Monarch Dental Corporation, Valley Forge Dental Associates, Inc., DFV Acquisition Corp. and certain stockholders of Valley Forge Dental Associates, Inc.


                   2.2     Registration Rights Agreement


                   2.3     Employment Agreement for Joseph J. Frank




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Monarch Dental Corporation
                                               (Registrant)


Date: September 25, 1998                  By:     /s/ Steven G. Peterson
                                                  ------------------------------
                                                  Name: Steven G. Peterson
                                                  Title: Chief Financial Officer


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                                  EXHIBIT INDEX




Exhibit Index              Description
-------------              -----------------------------------------------------
    2.1                    Agreement and Plan of Merger, dated as of September
                           1, 1998, by and among Monarch Dental Corporation,
                           Valley Forge Dental Associates, Inc., DFV Acquisition
                           Corp. and certain stockholders of Valley Forge Dental
                           Associates, Inc.

    2.2                    Registration Rights Agreement


    2.3                    Employment Agreement for Joseph J. Frank